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                                                                   Exhibit 10.3


                          FORM OF EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of June 1, 1998 by and between ARCA Systems, Inc. (the "Company"), a California corporation and a wholly-owned subsidiary of CyberGuard Corporation, a Florida corporation ("CyberGuard"), and __________________________ ("Employee").

         WHEREAS, the Company, through its Board of Directors, desires to retain the services of Employee, and Employee desires to be retained by the Company, on the terms and conditions set forth in this Agreement;

         WHEREAS, the services to be provided by Employee during the term of his employment and consultancy are of a special, unique, unusual, extraordinary, and intellectual character, which gives such services peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. EMPLOYMENT. The Company hereby employs Employee, and Employee hereby accepts employment, upon the terms of and subject to this Agreement.

         2. TERM. The term (the "Term") of this Agreement shall commence on June 1, 1998 and shall continue until otherwise terminated in accordance with the terms of this Agreement.

         3. DUTIES. During his employment hereunder, Employee will serve in such capacity and with such duties as shall be assigned from time to time by the President of the Company. Employee shall diligently perform such duties and shall devote his entire business skill, time and effort to his employment and his duties hereunder and shall not during the Term, directly or indirectly, alone or as a member of a partnership, or as an officer, director, employee or agent of any other person, firm or business organization engage in any other business activities or pursuits requiring his personal service that materially conflict with his duties hereunder or the diligent performance of such duties.

         4. COMPENSATION.

            (a) SALARY. During his employment hereunder Employee shall be paid a salary of ____________________________ ($ _____________ ) per year, payable in equal installments not less than monthly ("Base Salary"). The Employee's Base Salary shall be reviewed at least annually by the Board of Directors or any Committee of the Board delegated the authority to review executive compensation.



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            (b) BONUS. In addition to salary, Employee shall be eligible to receive a targeted incentive bonus that will be established at the beginning of each fiscal year. To be eligible to receive the targeted incentive bonus, in full or in part, Employee will be required to fulfill performance goals to be established by the Company.

            (c) INSURANCE. During his employment hereunder, Employee shall be entitled to participate in all such health, life, disability and other insurance programs, if any, that the Company may offer to executive employees of the Company from time to time.

            (d) OTHER BENEFITS. During his employment hereunder, Employee shall be entitled to all such other benefits, if any, that the Company may offer to executive employees of the Company from time to time.

            (e) VACATION. Employee shall be entitled to accrue that number of weeks' vacation leave (in addition to holidays) during the Term in accordance with the Company's vacation policy for employees as it may be in effect from time to time. Notwithstanding the foregoing, Employee shall not be deemed to have forfeited any unused vacation leave accrued prior to the date hereof.

            (f) EXPENSE REIMBURSEMENT. Employee shall, upon submission of appropriate supporting documentation, be entitled to reimbursement of reasonable out-of-pocket expenses incurred in the performance of his duties hereunder in accordance with policies established by the Company. Such expenses shall include, without limitation, reasonable entertainment expenses, gasoline and toll expenses and cellular phone use charges, if such charges are directly related to the business of the Company.

         5. GROUNDS FOR TERMINATION. The President of the Company may terminate this Agreement for Cause. As used herein, "Cause" shall mean any of the following: (i) conviction of Employee of a felony involving moral turpitude; or
(ii) a material act of dishonesty or breach of trust on the part of Employee resulting or intended to result directly or indirectly in personal gain or enrichment at the expense of the Company; or (iii) the material failure to faithfully perform such duties as may be duly assigned to the Employee; if such act is capable of cure, Employee shall be given written notice and such act shall not be deemed a basis for Cause if cured within 60 days after written notice is received by Employee specifying the alleged failure in reasonable detail (and during such 60 day period, Employee shall continue to be employed by the Company at full pay).

         6. TERMINATION BY EMPLOYEE.

            (a) TERMINATION WITH GOOD REASON. Employee may terminate this Agreement with Good Reason. "Good Reason" means:

            A material breach of the provisions of this Agreement by the Company (except those set forth in Paragraph 4(a) above) and Employee provides at least 15 days' prior



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            written notice to the Company of the existence of such breach and his intention to terminate this Agreement (no such termination shall be effective if such breach is cured during such period); or

            The failure of the Company to comply with the provisions of Paragraph 4(a) or to pay any amounts due under the Management Bonus Program provisions of Paragraph 4(b) for an uninterrupted 10 day period; or

            A reduction in Employee's base salary; or

            A requirement by ARCA that Employee relocate beyond a 75-mile radius of the office at which Employee was employed as of May 1, 1998.

            (b) TERMINATION WITHOUT GOOD REASON. Employee may terminate this Agreement without Good Reason on 30 days notice.

         7. PAYMENT AND OTHER PROVISIONS UPON TERMINATION.

            (a) TERMINATION FOR CAUSE. In the event Employee's employment with the Company (including its subsidiaries) is terminated by the Company for Cause as provided in Paragraph 5 then, on or before Employee's last day of employment with the Company, the provisions of this Paragraph 7(a) shall apply. These same provisions shall apply if Employee terminates his employment with the Company without Good Reason.

                (i) SALARY, PERFORMANCE AWARD, AND BONUS PAYMENTS. The Company shall pay in a lump sum to Employee at the time of Employee's termination (a) an amount equal to the unpaid salary due to the Employee for services performed prior to the date of termination of employment plus (b) such amount of Employee's target incentive bonus as has been earned based upon fulfilling performance goals, and been accrued but remains unpaid plus (c) compensation for unused vacation time. Any and all other rights granted to Employee under this Agreement shall terminate as of the date of termination.

            (b) TERMINATION WITHOUT CAUSE. In the event Employee's employment with the Company (including its subsidiaries) is terminated by the Company for any reason other than for Cause as provided in Paragraph 5 and other than as a consequence of Employee's death, disability, or normal retirement under the Company's retirement plans and practices, then the following provisions apply. These same provisions shall apply if Employee terminates his employment with Good Reason as described in Paragraph 6. In addition to the amounts stated below, Employee shall be paid an amount equal the unpaid salary due to the Employee for services performed prior to the date of termination of employment plus compensation for unused vacation time.

                (i) SALARY, PERFORMANCE AWARD, AND BONUS PAYMENTS. The Company shall pay to Employee as compensation for services rendered to the Company a cash amount equal



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to one-half (1/2) of the Employee's annual base salary as then in effect plus the greater of (x) one-half (1/2) the amount of Employee's targeted incentive bonus for the fiscal year in which such employment is terminated, or (y) the amount of the targeted incentive bonus to which he is entitled but which remains unpaid. At the election of the Company, the cash amount referred to in this Paragraph 7(b)(i) may be paid to Employee in one lump sum or in no less than six equal monthly periodic installments, without interest, in accordance with the regular salary payment practices of the Company, with the first such installment to be paid on or before Employee's last day of employment with the Company, and no interest shall be paid with respect to any amount not paid on the Employee's date of termination.

                (ii) VESTING OF OPTIONS AND RIGHTS. Notwithstanding the vesting period provided for in the Stock Incentive Plan and any related stock option agreements between the Company and Employee for stock options ("options") and stock appreciation rights ("rights") granted Employee by the Company, all options and stock appreciation rights that were exercisable at the date of termination or within six months thereafter shall be immediately exercisable upon termination of employment. In addition, Employee will have the right to exercise all such options and rights for the shorter of (a) six months following his termination of employment or (b) with respect to each option, the remainder of the period of exercisability under the terms of the appropriate documents that grant such options.

                (iii) BENEFIT PLAN COVERAGE. The Company shall maintain in full force and effect for Employee and his dependents for six months after the date of termination, all life, health, accident, and disability benefit plans and other similar employee benefit plans, programs and arrangements in which Employee or his dependents were entitled to participate immediately prior to the date of termination, in such amounts as were in effect immediately prior to the date of termination, provided that such continued participation is possible under the general terms and provisions of such benefit plans, programs and arrangements. In the event that participation in any benefit plan, program or arrangement described above is barred, or any such benefit plan, program or arrangement is discontinued or the benefits thereunder materially reduced, the Company shall arrange to provide Employee and his dependents for six months after the date of termination with benefits substantially similar to those that they were entitled to receive under such benefit plans, programs and arrangements immediately prior to the date of termination. Notwithstanding any time period for continued benefits stated in this Paragraph 7(b)(iii), all benefits in this Paragraph 7(b)(iii), will terminate on the date that Employee becomes an employee of another employer and eligible to participate in the employee benefit plans of such other employer. To the extent that Employee was required to contribute amounts for the benefits described in this Paragraph 7(b)(iii), prior to his termination, he shall continue to contribute such amounts for such time as these benefits continue in effect after termination.

                (iv) SAVINGS AND OTHER PLANS. Except as otherwise more specifically provided herein or under the terms of the respective plans relating to termination of employment, Employee's active participation in any applicable savings, retirement, profit sharing or supplemental employee retirement plans or any deferred compensation or similar plan of the Company or any of




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its subsidiaries shall continue only through the last day of his employment. All other provisions, including any distribution and/or vested rights under such plans, shall be governed by the terms of those respective plans.

            (c) THIS SECTION DOES NOT ADDRESS TERMINATIONS AFTER A CHANGE IN CONTROL. The provisions of this Paragraph 7 shall apply if Employee's employment is terminated prior to a Change of Control (as defined in Paragraph 8) or more than one year after the occurrence of a Change of Control. From the occurrence of any Change of Control until the first anniversary of such Change of Control, the provisions of Paragraph 8 shall apply in place of this Paragraph 7, EXCEPT THAT in the event that Employee's employment is terminated by Employee after a Change of Control without Good Reason, then the provisions of Paragraph 8 shall not apply and the provisions of Paragraph 7(a) shall apply. Termination upon death and disability are covered by Paragraphs 9 and 10, respectively.

         8. PAYMENT AND OTHER PROVISIONS AFTER CHANGE OF CONTROL.

            (a) SALARY, PERFORMANCE AWARD, AND BONUS PAYMENTS. In the event Employee's employment with the Company is terminated within one year following the occurrence of a Change of Control (other than as a consequence of his death or disability) either (i) by the Company for any reason whatsoever or (ii) by Employee with Good Reason as provided in Paragraph 6, then all benefits under Paragraphs 7(b)(i), (ii), (iii) and (iv) shall be extended to Employee as described in such Paragraphs except that all options and rights shall be immediately exercisable.

            (b) NONCOMPETITION PERIOD. In the event of a Change of Control and the Company terminates Employee without Cause or the Employee terminates his employment with Good Reason (as such term is defined in the first and second clause of Paragraph 6(a) hereto), the provisions of Paragraphs 12, 13 and 16 shall be without force and effect and shall not apply to Employee.

            (c) DEFINITION OF "CHANGE OF CONTROL." For purposes of this Agreement, the term "Change of Control" shall mean

            The acquisition, other than from the Company or CyberGuard, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (any of the foregoing described in this Paragraph 8(c)(i) hereafter a "Person") of 30% or more of either (a) the then outstanding shares of Capital Stock of the Company or CyberGuard (the "Outstanding Capital Stock") or (b) the combined voting power of the then outstanding voting securities of the Company or CyberGuard entitled to vote generally in the election of directors (the "Voting Securities"), PROVIDED, HOWEVER, that any acquisition by (x) CyberGuard or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or CyberGuard or any of its subsidiaries or (y) any Person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act, to file a statement on
Schedule 13G with




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respect to its beneficial ownership of Voting Securities, whether or not such
Person shall have filed a statement on Schedule 13G, unless such Person shall have filed a statement on Schedule 13D with respect to beneficial ownership of 30% or more of the Voting Securities or (z) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock and Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Capital Stock and Voting Securities, as the case may be, shall not constitute a Change of Control; or

                 (i) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's or CyberGuard's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company or CyberGuard (as such terms are used in Rule 14a-11 of Regulation 14A, or any successor section, promulgated under the Exchange Act); or

                 (ii) Approval by the shareholders of the Company or CyberGuard of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all holders of the Outstanding Capital Stock and Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from Business Combination; or

                 (iii)(a) a complete liquidation or dissolution of the Company or CyberGuard or (b) a sale or other disposition of all or substantially all of the assets of the Company or CyberGuard other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock and Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Capital Stock and Voting Securities, as the case may be, immediately prior to such sale or disposition.




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         9. TERMINATION BY REASON OF DEATH. If Employee shall die while employed by the Company both prior to termination of employment and during the effective term of this Agreement, all Employee's rights under this Agreement shall terminate with the payment of such amounts of annual Base Salary as have accrued but remain unpaid and a prorated amount of targeted incentive bonus under the Company's Management Bonus Program through the month in which his death occurs, plus three additional months of the fixed salary and targeted bonus. All benefits under Paragraph 7(b)(ii) and (iv) shall be extended to Employee's estate as described in such Paragraphs. In addition, Employee's eligible dependents shall receive continued benefit plan coverage under Paragraph 7(b)(iii) for three months from the date of Employee's death.

         10. TERMINATION BY DISABILITY. Employee's employment hereunder may be terminated by the Company for disability. In such event, all Employee's rights under this Agreement shall terminate with the payment of such amounts of annual Base Salary as have accrued but remain unpaid as of thirtieth (30th) day after such notice is given EXCEPT that all benefits under Paragraphs 7(b)(ii), (iii), and (iv) shall be extended to Employee as described in such Paragraphs. For purposes of this Agreement, "disability" is defined to mean that, as a result of Employee's incapacity due to physical or mental illness (a) Employee shall have been absent from his duties as an officer of the Company on a substantially full-time basis for six (6) consecutive months; and (b) within thirty (30) days after the Company notifies Employee in writing that it intends to replace him, Employee shall not have returned to the performance of his duties as an officer of the Company on a full-time basis.

         11. CERTAIN LIMITATIONS ON REMEDIES. Paragraph 7(b) provides that certain payments and other benefits shall be received by Employee upon the termination of Employee by the Company under the circumstances described therein. It is the intention of this Agreement that if the Company terminates Employee other than for Cause then the payments and other benefits set forth in Paragraph 7(b) shall constitute the sole and exclusive remedies of Employee.

         12. NONCOMPETITION. At all times during Employee's employment hereunder, and for such additional periods during which the Company is current in its obligation to pay Employee pursuant to Paragraph 16 hereof, Employee shall not, directly or indirectly, engage or agree to engage in any business or enterprise or be employed by or agree to be employed by any business or enterprise (a "Competitor"), whether as owner, operator, shareholder, director, partner, creditor, employee, consultant, agent or in any capacity whatsoever, that provides services or manufactures products designed to compete directly with services or products of the Company or its parent company, or markets such services or products anywhere in the world where the Company or its parent company (i) is engaged in business or (ii) has evidenced an intention known to Employee of engaging in business. Employee acknowledges that he has read the foregoing and agrees that the nature of the geographical restrictions are reasonable given the international nature of the Company's and CyberGuard's business.

            In the event that these geographical or temporal restrictions are judicially determined to be unreasonable, the parties agree that these restrictions shall be judicially reformed to the maximum restrictions which are reasonable.




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            Notwithstanding the provisions of this Paragraph 12, Employee may accept employment with a company that would be deemed to be a Competitor of the Company or CyberGuard so long as (i) the Competitor has had annual revenues of at least $1 billion in each of the prior two fiscal years, (ii) the Competitor's revenues for products and maintenance in direct competition with the Company and CyberGuard does not exceed 50% of its total revenues and (iii) Employee's responsibilities are solely for divisions or subsidiaries of the Competitor that do not compete with the Company and CyberGuard. The restrictions of this Section 12 shall not apply to the ownership of less than 2% of the outstanding shares of a publicly-traded company.

         13. NONSOLICITATION OF EMPLOYEES AND CUSTOMERS. At all times during Employee's employment hereunder and for one year after termination or expiration of this Agreement, Employee shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (a) attempt to employ, employ or enter into any contractual arrangement with any employee or former employee of the Company, CyberGuard, their affiliates, subsidiaries or predecessors in interest, unless such employee or former employee has not been employed by the Company, CyberGuard, their affiliates, subsidiaries or predecessors in interest during the twelve months prior to Employee's attempt to employ him or (b) call on or solicit any of the actual customers of the Company or others known by Employee to be targeted prospective customers of the Company, CyberGuard or their affiliates, subsidiaries or predecessors in interest with respect to any matters competitive with the business of the Company or CyberGuard.

         14. CONFIDENTIALITY.

            (a) NONDISCLOSURE. Employee acknowledges and agrees that the Confidential Information (as defined below) is a valuable, special and unique asset of the Company's and CyberGuard's business. Accordingly, except (i) in connection with the performance of his duties hereunder, (ii) in connection with the enforcement of this Agreement or any other agreement between Employee and the Company or CyberGuard or (iii) as otherwise required by law, Employee shall not at any time during or subsequent to the term of his employment hereunder disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity any proprietary or confidential information relating to the Company or CyberGuard or any information concerning the Company's or CyberGuard's financial condition, business line, business strategy or prospects, the Company's or CyberGuard's customers, the design, research, development, manufacture, marketing or sale of the Company's or CyberGuard's products, or the Company's or CyberGuard's methods of operating its business, or intellectual property of any kind, which shall include, without limitation, inventions, improvements, discoveries, creations, computer programs, computer hardware, design specifications, concepts, formulas, trade secrets, ideas, processes, know-how, methods, proprietary data, software code, source code, products, future products, techniques, any and all derivative works therefrom and any and all patents and copyrights therein or any improvements thereof (collectively "Confidential Information"). Confidential Information shall not include information which, at the time of disclosure, is known or available to the general public by publication or otherwise through no wrongful act or failure to act on the part of Employee.




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            (b) RETURN OF CONFIDENTIAL INFORMATION. Upon termination of
Employee's employment, for whatever reason and whether voluntary or involuntary, or at any time at the request of the Company, Employee shall promptly return all Confidential Information in the possession or under the control of Employee to the Company and shall not retain any copies or other reproductions or extracts thereof. Employee shall at any time at the request of the Company destroy or have destroyed all memoranda, notes, reports, and documents, whether in "hard copy" form or as stored on magnetic or other media, and all copies and other reproductions and extracts thereof, prepared by Employee and shall provide the Company with a certificate that the foregoing materials have in fact been returned or destroyed.

            (c) BOOKS AND RECORDS. All books, records and accounts of the Company or CyberGuard whether prepared by Employee or otherwise coming into Employee's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company upon termination of Employee's employment hereunder or upon the Company's request at any time.

         15. INJUNCTION/SPECIFIC PERFORMANCE. Employee acknowledges that a breach of any of the provisions of Paragraphs 12, 13 and 14 hereof would result in immediate and irreparable injury to the Company or CyberGuard which cannot be adequately or reasonably compensated at law. Therefore, Employee agrees that the Company shall be entitled, if any such breach shall occur or be threatened or attempted, to a decree of specific performance and to a temporary and permanent injunction, without the posting of a bond, enjoining and restraining such breach by Employee or his agents, either directly or indirectly, and that such right to injunction shall be cumulative to whatever other remedies for actual damages to which the Company is entitled. Employee further acknowledges that the Company may have additional remedies set forth in other agreements that may be in effect between Employee and the Company (including without limitation a Stock Option Agreement between Employee and the Company) that are available to the Company in the event of a breach of any or all of the provisions of Paragraphs 12, 13 or 14 and that nothing herein shall be deemed a waiver of such remedies set forth in such other agreements.

         16. CONSULTING ARRANGEMENT. As further consideration for Employee's employment with the Company, Employee agrees that, following termination of Employee's employment with the Company, he will, if so requested to do so by the Company, enter into a consulting agreement, the terms of which will provide that the Employee will be paid at a rate per annum equal to the rate he was being paid as of the date of his termination. Any such request by the Company for the Employee to enter into such consulting agreement will be given to Employee by the Company (i) upon termination of his employment if such termination is by the Company and (ii) within five business days of termination of his employment if such termination is by the Employee. The term of such consulting agreement shall be determined by the Company and included in such notice and shall be no longer than six months. Employee shall only work that number of hours during the term of such consulting agreement as the parties shall mutually agree in the consulting agreement, and Employee shall provide those services pursuant to the consulting agreement as the parties shall mutually agree in the consulting agreement. Payments under such consulting agreement shall be made in accordance with the normal payroll practices of Company, which, in any event shall be no




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less often than monthly. Employee further agrees that such consulting agreement will provide that the Company may set off against or recoup from any amounts due under the consulting agreement to the extent of any losses incurred by the Company as a result of any breach by Employee of the provisions of Paragraphs 12, 13 and 14 hereof. The consulting agreement will provide that the Company shall be deemed to be current in its obligations to make payments under the consulting agreement unless the Company fails to make such payments and such failure is not remedied after five days' written notice to the Company.

         17. SEVERABILITY. Any provision in this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         18. SUCCESSORS. This Agreement shall be binding upon Employee and inure to his and his estate's benefit, and shall be binding upon and inure to the benefit of the Company and any permitted successor of the Company. Neither this Agreement nor any rights arising hereunder may be assigned or pledged by:
Employee or anyone claiming through Employee; or by the Company, except to any corporation which is the successor in interest to the Company by reason of a merger, consolidation or sale of substantially all of the assets of the Company. The foregoing sentence shall not be deemed to have any effect upon the rights of Employee upon a Change of Control.

         19. NOTICES. Any notice required or permitted to be given hereunder shall be written and sent by registered or certified mail, telecommunicated or hand delivered at the address set forth herein or to any other address of which notice is given:

         To the Company:            c/o CyberGuard Corporation
                                    2000 West Commercial Boulevard
                                    Fort Lauderdale, Florida 33309
                                    Attention:  President

         To Employee:               To the address listed for
                                    Employee in the records of the Company

         20. ENTIRE AGREEMENT. Subject to Paragraph 25 hereof, this Agreement constitutes the entire agreement between the parties hereto on the subject matter hereof and may not be modified without the written agreement of both parties hereto.

         21. WAIVER. A waiver by any party of any of the terms and conditions hereof shall not be construed as a general waiver by such party.

         22. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute a single agreement.



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         23. GOVERNING LAW. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Virginia without reference to the choice of laws principles thereof.

         24. SURVIVAL. Notwithstanding the provisions of Paragraph 2, the provisions of Paragraphs 12, 13 and 14 shall survive the expiration or early termination of this Agreement.

         25. INTERPRETATION. In the event of a conflict between the provisions of this Agreement and any other agreement or document defining rights and duties of Employee or the Company upon Employee's termination, the rights and duties set forth in this Agreement shall control.




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         IN WITNESS WHEREOF, this Employment Agreement has been executed by the parties as of the date first above written.


                                             COMPANY:

                                             ARCA SYSTEMS, INC.



                                             ----------------------------------
                                             By:
                                                -------------------------------
                                             Title:
                                                   ----------------------------


                                             EMPLOYEE:



                                             ----------------------------------


CyberGuard Corporation agrees to guarantee all obligations of the Company to Employee under Sections 7 or 8 of this Agreement which arise and accrue upon or after the termination of this Agreement.

CYBERGUARD CORPORATION

By:
    ----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------




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